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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inverness Medical Innovations, Inc.
Waltham, Massachusetts

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85658, 333-87180, 333-102577, 333-107288, 333-110715 and 333-110716) and Form S-8 (Nos. 333-67392, 333-74032, 333-85402, 333-90530, 333-106996 and 333-106994) of Inverness Medical Innovations, Inc. of our report dated February 17, 2004, except for the restatements discussed in Note 2(q) as to which the dates are April 19, 2004 and February 10, 2005, the effect of which has been reflected throughout the financial statements and notes thereto, relating to the consolidated financial statements of Inverness Medical Innovations, Inc. and subsidiaries, which is incorporated in this Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003.

/s/ BDO Seidman, LLP

Boston, Massachusetts
February 10, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM